UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2005

PHARSIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-31253	77-0401273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

800 W. El Camino Real

Mountain View, CA 94040

(Address and zip code of principal executive offices)

(650) 314-3800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 14, 2005, Pharsight Corporation (the “Company”) and Silicon Valley Bank (the “Bank”) entered into the Fourth Amendment to the Loan and Security Agreement (the “Loan Amendment”), filed herewith as Exhibit 99.1 and incorporated herein by reference, to the Amended and Restated Loan and Security Agreement effective as of May 24, 2004 by and between Silicon Valley Bank and Pharsight Corporation, as amended (the “Loan and Security Agreement”). The Loan Amendment amends in part, sections 2.1.1, 2.1.5, 2.3 and 13 of the Loan and Security Agreement to include a cash management sublimit and letters of credit sublimit under the Committed Revolving Credit Line. In addition, the Loan Amendment also provides for additional representations and warranties by the Company to induce the Bank to enter into the Loan Amendment.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Fourth Amendment to Loan and Security Agreement effective as of July 14, 2005 between Pharsight Corporation and Silicon Valley Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARSIGHT CORPORATION

By:	/s/ Shawn M. O’Connor
Shawn M. O’Connor
President and Chief Executive Officer

Date: July 19, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	Fourth Amendment to Loan and Security Agreement effective as of July 14, 2005 between Pharsight Corporation and Silicon Valley Bank.